EXHIBIT 10.34
                                                                -------------

                         EXECUTIVE EMPLOYMENT AGREEMENT


                                                     This  Executive  Employment
                                            Agreement   (the   "Agreement")   is
                                            entered into effective as of October
                                            1,  1997  (the  "Effective   Date"),
                                            between   Synaptic    Pharmaceutical
                                            Corporation   (the   "Company"),   a
                                            Delaware   corporation,    and   Dr.
                                            Kathleen    P.     Mullinix     (the
                                            "Executive").


                                    ARTICLE I

                             EMPLOYMENT OF EXECUTIVE

                  1.1. Employment. Subject to the terms and conditions of this Agreement, the Company agrees to employ Executive in a full time capacity to serve as the President and Chief Executive Officer of the Company and to perform such specific duties as may reasonably be assigned to Executive from time to time by the Board of Directors of the Company for the period commencing on the Effective Date, and terminating four years from such date, unless earlier terminated as herein provided. Executive hereby accepts such employment for the term hereof.

                  1.2. No Conflicting Commitments. During the period of Executive's full time employment with the Company, Executive will not undertake any commitments which might impair Executive's performance of her duties as a full time employee of the Company.


                                   ARTICLE II

                                  COMPENSATION

                  For all services to be rendered by Executive to the Company pursuant to this Agreement, the Company shall pay to Executive the compensation and provide for Executive the benefits set forth below:

                  2.1. Base Salary. Until January 1, 1998, the Company shall pay to Executive a base salary of $250,000 per annum, prorated and payable in substantially equal bi-monthly installments. Executive's base salary may be increased from time to time thereafter by the Board of Directors of the Company, in its discretion.


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                  2.2. Bonuses.  Executive shall be eligible for a cash bonus in an amount of $100,000 for the calendar year ending December 31, 1997, subject to the assessment by the Compensation Committee of the Board of Directors of the achievement of the previously agreed to criteria. Such cash bonus, if earned, will be payable to Executive within forty-five (45) days after the end of such calendar year. Additional bonuses may be approved by the Board of Directors of the Company, in its discretion.

                  2.3. Fringe Benefits. In addition to Executive's base salary and bonuses, the Company shall provide Executive and Executive's dependents medical insurance and such other benefits as are generally made available by the Company to its other full time executive employees.

                  2.4. Participation in Future Equity Incentive Plans. Executive shall be entitled to participate, to the extent and in the manner determined by the Board of Directors of the Company or the Compensation Committee thereof, as appropriate, in its absolute discretion, in any stock option, stock purchase or the equity incentive plans established by the Company.

                  2.5. Reimbursement of Expenses. The Company shall reimburse Executive for reasonable business expenses incurred in the performance of her duties hereunder.


                                   ARTICLE III

                                EARLY TERMINATION

                  3.1. Early Termination. Executive's employment hereunder shall terminate prior to the expiration of the term of this Agreement upon the occurrence of any of the following events:

                  3.1.1.   Executive's death or legal incapacity; or

                  3.1.2. The termination of Executive's employment hereunder by the Board of Directors of the Company, at its option, to be exercised by written notice to Executive, upon Executive's other incapacity or inability to further perform services as contemplated herein for a period aggregating 90 days or more within any six-month period because Executive's physical or mental health shall have become impaired so as to make it impossible or impractical to perform the duties and responsibilities contemplated hereunder; or

                  3.1.3. The termination of Executive's employment with Cause (as defined below) by the Board of Directors of the Company, at its option, to be exercised by written notice to Executive. As used in this Article III, termination by the Company of Executive's employment for "Cause" shall mean termination upon
                  (i)  the  willful  and  continued   failure  by  Executive  to
                  substantially perform Executive's duties with the Company (other than any such failure resulting from Executive's incapacity due to physical or mental illness) after a written demand for substantial performance is

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                  delivered  to  Executive  by the  Board  of  Directors  of the
                  Company,   which   specifically   and  in  reasonable   detail
                  identifies the manner in which the Board of Directors believes that Executive has not substantially performed Executive's duties, (ii) the willful engaging by Executive in misconduct which is materially injurious to the Company, monetarily or otherwise or (iii) Executive's conviction of a felony; or

                  3.1.4. The termination of Executive's employment hereunder by the Board of Directors of the Company, at its option, without Cause, to be exercised by delivery of 90 days prior written notice from the Company to Executive; or

                  3.1.5. The termination of Executive's employment hereunder by Executive other than for Good Reason (as defined below), to be exercised by delivery of 90 days prior written notice from Executive to the Company; or

                  3.1.6. The termination of Executive's employment hereunder by Executive for Good Reason, to be exercised by delivery of 90 days prior written notice from Executive to the Company. As used in this Article III, termination by Executive of Executive's employment for "Good Reason" shall mean (a) termination by Executive within 180 days following and based on any of the following events if any such event occurs without Executive's prior written consent:

                                    (i)  the  assignment  to  Executive  of  any
                           duties inconsistent with Executive's position, duties, responsibilities and status within the Company or any change in Executive's reporting responsibilities, titles or offices which constitutes a demotion;

                                    (ii)  any   reduction   by  the  Company  in
                           Executive's base salary or any termination of Executive's participation in any bonus plan as in effect on the Effective Date or as the same may be increased or in effect from time to time;

                                    (iii) the Company's  requiring  Executive to
                           be based anywhere other than within 30 miles of Executive's present office location, except for required travel on the Company's business to an extent substantially consistent with Executive's present business travel obligations; and

                                    (iv) any material  breach of the  provisions
                           of this Agreement by the Company (including those outlined above), which is not cured within 30 days after written notice from Executive to the Company identifying such breach and stating that it constitutes "Good Reason" under this Article III or which is not commenced to be cured by reasonable measures within such period if a full cure is not possible within 30 days; or


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                  (b)  termination  by Executive  with the express prior written consent of the Board of Directors of the Company.

                  3.2. Adjustments Upon Early Termination. Subject to Section 3.3, notwithstanding any other provision in this Agreement or in any stock option agreement or restricted stock purchase agreement between Executive and the Company to the contrary:

                  3.2.1. If Executive's employment with the Company terminates pursuant to Section 3.1.1 or 3.1.2., (a) all payments and benefits provided to Executive under this Agreement shall cease as of the date of termination of employment and (b) all stock options and restricted stock in the Company held by Executive on that date shall become immediately exercisable or vest, as the case may be, on that date, and all stock options shall continue to be exercisable for 120 days from such date or for such longer period as their terms may provide.

                  3.2.2. If Executive's employment with the Company terminates pursuant to Section 3.1.3, (a) all payments and benefits provided to Executive under this Agreement shall immediately cease to accrue as of the date of termination of employment and (b) all further vesting of all stock options and restricted stock in the Company held by Executive on that date shall immediately cease as of the date of termination of employment and thereafter such stock options shall be exercisable and such restricted stock shall be subject to repurchase by the Company in accordance with their respective terms.

                  3.2.3. If Executive's employment with the Company terminates pursuant to Section 3.1.4 or 3.1.6, (a) all payments and benefits provided to Executive under this Agreement shall continue for 12 months after the date of termination of employment and (b) all stock options and restricted stock in the Company held by Executive on the date of termination of employment shall become immediately exercisable or vest, as the case may be, on that date, and all stock options shall continue to be exercisable for 120 days from such date or for such longer period as their terms may provide.

                  3.2.4. If Executive's employment with the Company terminates pursuant to Section 3.1.5., (a) all payments and benefits provided to Executive under this Agreement shall continue for 9 months after the date of termination of employment and (b) all further vesting on all stock options and restricted stock in the Company held by Executive on that date shall immediately cease as of the date of termination of employment and thereafter such stock options shall be exercisable and such restricted stock shall be subject to repurchase by the Company in accordance with their respective terms.

                  This   Section  3.2  is  intended  to  override   inconsistent
provisions of any other option or stock purchase agreement entered into prior to the date of actual execution of this Agreement.


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                  3.3.   Special  Rules  Regarding   Continuation  of  Benefits.
Notwithstanding anything contained in Section 3.2 to the contrary, the Company shall not be required upon Executive's termination of employment to continue any
benefits  under  any  plan,   program  or  arrangement  of  the  Company  unless
Executive's continued participation therein is possible under the general terms and provisions of such plan, program or arrangement. In the event that Executive's participation in any such plan, program or arrangement is barred or in the event any medical condition covered by any plan, program or arrangement of the Company is not covered by a plan, program or arrangement of a new
employer,   the  Company  shall  arrange  to  provide  Executive  with  benefits substantially similar to those which Executive would have been entitled to receive under such plan, program or arrangement pursuant to the provisions of
Section 3.2, upon Executive's request and at Executive's expense.

                  3.4. No Duty to Mitigate. Executive shall be required to mitigate the amount of any payment provided for in Section 3.2.4 by seeking other employment, and any payment or benefit provided for in Section 3.2.4 shall be reduced by compensation earned by Executive as the result of employment by another employer after the date of termination. Executive shall not be required to mitigate the amount of any payment provided for in Section 3.2.3 by seeking other employment or otherwise, and no payment or benefit provided for in Section
3.2.3 shall be reduced by compensation earned by Executive as the result of employment by another employer after the date of termination; provided, however, that in the event Executive commences employment with a new employer at any time during which she is entitled to receive payments and/or benefits pursuant to
Section 3.2.3, then (a) the aggregate amount of any remaining payments which Executive would otherwise be entitled to receive pursuant to any such provision shall be paid to Executive in a single lump sum within two weeks following the Company's receipt of notice from Executive of her commencement of such employment and (b) all benefits which Executive would otherwise be entitled to receive pursuant to any such provision shall cease as of the date of her commencement of such employment or, in the case of life insurance, medical, health and accident insurance, and disability plans, programs or arrangements, as soon thereafter as Executive becomes eligible to participate in such plans, programs or arrangements of her new employer.

                                   ARTICLE IV

                        CHANGE OF CONTROL OF THE COMPANY

                  4.1. Change in Control Defined. For purposes of this Agreement, a "change in control of the Company" shall mean a change in control of the Company of a nature that would be required to be reported in response to
Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act") if the Company were at that time subject to such reporting requirements of the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of

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Directors of the Company  cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors at the beginning of the period.

                  4.2. Termination of Employment Following Change in Control. If any of the events defined in Section 4.1. to constitute a change in control of the Company shall have occurred, Executive shall be entitled to the benefits provided in Section 4.3. hereof upon the subsequent termination of Executive's employment unless such termination is (a) because of Executive's death or Retirement, (b) by the Company for Cause or (c) by Executive other than for Good Reason.

                  4.2.1. Retirement. Termination by the Company of Executive's employment based on "Retirement" shall mean termination in accordance with the Company's retirement policy, including early retirement, generally applicable to its salaried employees.

                  4.2.2. Cause. As used in this Article IV, termination by the Company of Executive's employment for "Cause" shall mean termination upon (i) the willful and continued failure by Executive to substantially perform Executive's duties with the Company (other than any such failure resulting from Executive's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Executive by the Board of Directors of the
                  Company, which specifically and in reasonable detail identifies the manner in which the Board of Directors believes that Executive has not substantially performed Executive's duties, (ii) the willful engaging by Executive in misconduct which is materially injurious to the Company, monetarily or otherwise or (iii) Executive's conviction of a felony.

                  4.2.3. Good Reason. As used in this Article IV, termination by Executive of Executive's employment for "Good Reason" shall mean termination based on:

                           (i) subsequent to a change in control of the Company, and without Executive's express written consent, the assignment to Executive of any duties inconsistent with Executive's position, duties, responsibilities and status within the Company immediately prior to a change in control, or a change in Executive's reporting responsibilities, titles or offices as in effect immediately prior to a change in control, or any removal of Executive from or any failure to re-elect Executive to any of such positions or to the Board of Directors of the Company except in connection with the termination of Executive's employment for Cause or Retirement or as a result of Executive's death or by Executive other than for Good Reason;

                           (ii) subsequent to a change in control of the Company, a reduction by the Company in Executive's base salary or a termination of Executive's participation in any bonus plan as in effect on the date hereof or as the same may be increased or in effect from time to time;

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                           (iii)  subsequent  to a  change  in  control  of  the
                           Company,  and  without  Executive's  express  written
                           consent,  the  Company's  requiring  Executive  to be
                           based   anywhere   other  than  within  30  miles  of
                           Executive's  present  office  location,   except  for
                           required  travel  on  the  Company's  business  to an
                           extent  substantially   consistent  with  Executive's
                           present business travel obligations;

                           (iv) subsequent to a change in control of the Company, the failure by the Company to continue in effect, or to continue Executive's participation in, any benefit or compensation plan, life insurance plan, health-and-accident plan or disability plan in which Executive is participating at the time of a change in control of the Company (or plans providing Executive with substantially similar benefits), the taking of any action by the Company which would adversely affect Executive's participation in or materially reduce Executive's benefits under any of such plans or deprive Executive of any material fringe benefit enjoyed by Executive at the time of the change in control, or the failure by the Company to provide Executive with the number of paid vacation days to which Executive is then entitled in accordance with the Company's normal vacation policy in effect on the date hereof;

                           (v) subsequent to a change in control of the Company, the failure by the Company to obtain the assumption of the agreement to perform this Agreement by any successor as contemplated in Section 8.4 hereof; or

                           (vi) subsequent to a change in control of the Company, any material breach of this Agreement by the Company (including those outlined above), which is not cured within 30 days after written notice from Executive to the Company identifying such breach and stating that it constitutes "Good Reason" hereunder or is not commenced to be cured by reasonable measures within such period if a full cure is not possible within 30 days.

                  4.2.4. Notice of Termination. Any purported termination by the Company pursuant to Section 4.2.1. or 4.2.2. or by Executive pursuant to Section 4.2.1. or 4.2.3. shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

                  4.2.5. Date of Termination.  "Date of Termination"  shall mean
                  (i) if Executive's employment is terminated for Cause, the date specified in the Notice of Termination, and (ii) if Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided that if within 30 days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of

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                  Termination  shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction entered upon such arbitration award (the time for appeal therefrom having expired and no appeal having been perfected).

                  4.3. Certain Benefits Upon Termination. If, after a change in control of the Company shall have occurred, as defined in Section 4.1. above, Executive's employment by the Company shall be terminated (a) by the Company other than for Cause or Retirement or (b) by Executive for Good Reason, then Executive shall be entitled to the benefits provided below:

                           4.3.1. Payment of Back Salary. The Company shall pay Executive Executive's full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given plus credit for any vacation earned but not taken and the amount, if any, of any bonus for a past fiscal year which has not yet been awarded or paid to Executive under the Company's bonus plans;

                           4.3.2. Payment of Future Salary. Until the end of the 12th calendar month following the Date of Termination, the Company shall continue to pay Executive monthly Executive's base salary in effect on the Date of Termination;

                           4.3.3. Continuation of Benefits. The Company shall maintain in full force and effect, for Executive's continued benefit until the earlier of (a) the end of the 12th calendar month following the Date of Termination or (b) Executive's commencement of full time employment with a new employer, all life insurance, medical, health and accident insurance, and disability plans, programs or arrangements in which Executive was entitled to participate immediately prior to the Date of Termination, provided that Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that Executive's participation in any such plan or program is barred or in the event any medical condition covered by any plan or program of the Company is not covered by the plan or program of a new employer, the Company shall arrange to provide Executive with benefits substantially similar to those which Executive was entitled to receive under such plans and programs, at Executive's expense;

                           4.3.4. Vesting of Stock Options, Etc. All stock options, stock bonus awards and restricted stock grants relating to securities of the Company held by Executive on the Date of Termination shall vest or become exercisable, as the case may be, on the Date of Termination, notwithstanding any provisions in any such stock options, stock bonus awards or restricted stock grants to the contrary, and all rights to exercise stock options shall remain exercisable by Executive for a period of not less than 120 days after the Date of Termination.

                  If  the  benefits  payable  hereunder,   together  with  other
payments in the nature of compensation to or with respect to Executive, would otherwise be subject to the excise taxes imposed under Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), and if the net value

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of such benefits and payments in the nature of compensation, after reduction for such taxes, is less than the aggregate value of the benefits and payments in the nature of compensation determined as if such amounts had been $1.00 less than a maximum amount which could be paid without imposition of excise taxes, then the benefits payable hereunder shall be reduced to highest amount such that such excise taxes shall not be imposed with respect to the benefits or the other payments in the nature of compensation. It is the intention of this provision to reduce benefits payable hereunder only if the Executive would be in a superior position taking into account such excise taxes than if such payments were made, and such reduction shall, in any event, be the least amount in order that the Executive be better off with the reduction than before such reduction. The calculation of the value of benefits payable hereunder and other payments in the nature of compensation, and the implications of the excise tax rules of Section 280G of the Code, shall be determined by the Company in good faith based on written advice of a national accounting firm.

                  4.4. No Duty to Mitigate. Executive shall not be required to mitigate the amount of any payment provided for in Section 4.3 by seeking other employment or otherwise, and no payment or benefit provided for in Section 4.3. shall be reduced by compensation earned by Executive as the result of employment by another employer after the Date of Termination, or otherwise.


                                    ARTICLE V

                 COVENANTS AGAINST COMPETITION WITH THE COMPANY

                  5.1. Non-solicitation of Employees. Executive agrees that during the term of Executive's employment with the Company and for a period of two years after the termination of Executive's employment with the Company for any reason, Executive shall not directly or indirectly recruit, solicit or otherwise induce or attempt to induce any employees of the Company to leave the employment of the Company.

                  5.2. Non-competition. Executive agrees that during the term of Executive's employment with the Company and for a period of two years after the termination of Executive's employment with the Company for any reason, Executive shall not directly or indirectly, except as a passive investor in publicly held companies and except for investments held at the date hereof, engage in competition with the Company or any of its subsidiaries, or own or control any interest in, or act as director, officer or employee of, or consultant to, any firm, corporation or institution directly or indirectly engaged in competition with the Company or any of its subsidiaries; provided, however, that such period shall be reduced to six months if the Executive was terminated without Cause by the Company or by the Executive for Good Reason after a change of control.



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                                   ARTICLE VI

                            CONFIDENTIAL INFORMATION

                  6.1. Maintenance of Confidentiality. Executive agrees that Executive will not (except as required in the course of employment with the Company), both during the term of Executive's employment with the Company and thereafter, communicate or divulge to, or use for Executive's own benefit or the benefit of any other person, firm or organization, any confidential and proprietary information of the Company and its subsidiaries.

                  6.2. Ownership of Confidential Information. Records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches and documents and the like, relating to the business of the Company, which Executive shall use or prepare or come into contact within the course of, in connection with, or as a result of employment with the Company, shall remain the Company's sole and exclusive property.


                                   ARTICLE VII

                             OWNERSHIP OF INVENTIONS

                  7.1.   "Invention"   Defined.   As  used  in  this  Agreement,
"Invention" means any invention, discovery or innovation with regard to chemistry, enzymology, biotechnology, genetic engineering or recombinant DNA technology, whether or not patentable, made, conceived, or first actually reduced to practice by Executive, alone or jointly with others, in the course of, in connection with, or as a result of service as an executive of the Company, including any art, method, process, machine, manufacture, design or composition of matter, or any improvement thereof, or any variety of plant or microorganism.

                  7.2. Disclosure of Inventions. Each Invention made, conceived or first actually reduced to practice by Executive, whether alone or jointly with others, during the term of Executive's employment with the Company and each Invention made, conceived or first actually reduced to practice by Executive, whether alone or jointly with others, within one year after the termination of Executive's employment with the Company which relates in any way to work performed for the Company during the term of Executive's employment, shall be promptly disclosed in writing to the President of the Company (or such officer of the Company as the President or Board of Directors may designate). Such report shall be sufficiently complete in technical detail and appropriately illustrated by sketch or diagram to convey to one skilled in the art of which the invention pertains, a clear understanding of the nature, purpose, operations, and, to the extent known, the physical, chemical, biological or electrical characteristics of the Invention.

                  7.3. Ownership of Inventions. Each Invention, as herein defined, shall be the sole and exclusive property of the Company.

                  7.4. Assignment of Title. Executive agrees to execute an assignment to the Company or its nominee of Executive's entire right, title and interest in and to any Invention, without compensation beyond that provided in this Agreement. Executive further agrees, upon the request of the Company and at its expense, that Executive will execute any other instrument and document necessary or desirable in applying for and obtaining patents in the United States and in any foreign country with respect to any Invention. Executive further agrees, whether or not Executive is then an employee of the Company, to cooperate to the extent and in the manner reasonably requested by the Company in the prosecution or defense of any claim involving a patent covering any Invention or any litigation or other claim or proceeding involving any Invention covered by this Agreement, but all expenses thereof shall be paid by the Company.


                                  ARTICLE VIII

                                  MISCELLANEOUS

                  8.1. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

                  8.2. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective lawful successors and assigns and upon Executive's heirs and personal representatives.

                  8.3. Assignment. Except as otherwise provided in Section 8.4, neither this Agreement nor any rights or obligations hereunder shall be assignable by either party hereto without the prior written consent of the other party.

                  8.4. Obligation of the Company's Successors. Any successor to substantially all of the Company's assets and business, whether by merger, consolidation, purchase of assets or otherwise, shall succeed to the rights and obligations of the Company hereunder. The Company will require any such successor, by agreement in form and substance satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. The failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from the Company or its successor in the same amount and on the same terms as Executive would be entitled hereunder if Executive had terminated Executive's employment for Good Reason following a change in control of the Company, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

                  8.5. Notices. All notices, requests, demands and other communications to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, return receipt requested, postage prepaid, as follows:

                  If to the Company, to:

                  Synaptic Pharmaceutical Corporation
                  215 College Road
                  Paramus, New Jersey  07652
                  Attention:  President

                  If to Executive, to:

                  Dr. Kathleen P. Mullinix
                  975 Park Avenue, Apt. 2D
                  New York, New York  10028

or such other address as either party hereto shall have designated by notice in writing to the other party.

                  8.6. Amendments. This Agreement may be amended, supplemented or otherwise modified at any time, but only by an instrument in writing signed by the parties hereto.

                  8.7. Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of New Jersey.

                  8.8. Severability. In case any provision hereof shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had not been included herein. If any provision hereof shall, for any reason, be held by a court to be excessively broad as to duration, geographical scope, activity or subject matter, it shall be construed by limiting and reducing it to make it enforceable to the extent compatible with applicable law as then in effect.

                  8.9. Equitable Relief. Articles 5, 6, and 7 constitute independent covenants, which shall be enforceable notwithstanding any right or remedy that the Corporation may have under any other provision of this Agreement or otherwise. The parties agree that the remedy at law for any breach of any such section will be inadequate and the Company, in addition to all other remedies, shall be entitled to a preliminary injunction to restrain such breach prior to the trial of any issue and to temporary and permanent injunction relief without the necessity of proving damages.

                  8.10. Survival. Articles 5, 6 and 7 shall survive the termination of this Agreement for the periods of time indicated therein or indefinitely if no period is indicated.

                  IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date first above written.

                                      SYNAPTIC PHARMACEUTICAL CORPORATION


                                      By: /s/ Lisa L. Reiter
                                          -----------------------
                                       Name:  Lisa L. Reiter
                                       Title: VP, General Counsel & Secretary


                                      EXECUTIVE


                                      /s/ Kathleen P. Mullinix
                                      ------------------------
                                      Kathleen P. Mullinix